As filed with the Securities and Exchange Commission on May 31, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1637659
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5875 Landerbrook Drive
Cleveland, Ohio 44124
(440) 449-9600
(Address of Principal Executive Offices Including Zip Code)
Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan
(As Amended and Restated Effective May 17, 2019)
(Full Title of the Plan)
Suzanne Schulze Taylor
Vice President, General Counsel and Secretary
5875 Landerbrook Drive
Cleveland, Ohio 44124
(440) 449-9600
(Name, Address and Telephone Number of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Class A common stock, $0.01 par value per share	100,000	$44.47	$4,447,000	$538.98

(1)
Reflects maximum number of shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of Hyster-Yale Materials Handling, Inc. (the “Registrant”) issuable pursuant to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan (As Amended and Restated Effective May 17, 2019) (the “Plan”) being registered hereby.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on the New York Stock Exchange on May 28, 2019, which is a date within five business day prior to filing.

EXPLANATORY NOTE
The Registrant hereby files this Registration Statement on Form S-8 to register an additional 100,000 shares of Common Stock under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-184709) filed by the Registrant on November 1, 2012, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (Commission File No. 000-54799) filed with the Commission on February 26, 2019;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (Commission File No. 000-54799) filed with the Commission on April 30, 2019;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 9, 2019 and May 22, 2019; and

•
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission No. 001-35646) filed with the Commission on September 7, 2012, including any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The legality of the securities being offered hereby will be passed upon by Suzanne Schulz Taylor, Senior Vice President, General Counsel and Secretary of the Registrant. As of May 1, 2019, Ms. Taylor beneficially owned 16,725 shares of Common Stock.
Item 8. Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of Hyster-Yale Materials Handling, Inc. is incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 5 to the Registration Statement on Form S-1, dated September 26, 2012, Commission File No. 333-182388.

4.2
Amended and Restated By-laws of Hyster-Yale Materials Handling, Inc. are incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated February 17, 2015, Commission File No. 000-54799.

4.3
Specimen of Hyster-Yale Materials Handling, Inc. Class A Common Stock certificate is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.4
Stockholders' Agreement, dated as of September 28, 2012, by and among the Participating Stockholders (as defined therein), Hyster-Yale Materials Handling, Inc. and the Depository (as defined therein) is incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K, dated October 4, 2012, Commission File No. 1-35646.

4.5
First Amendment to Stockholders' Agreement, dated as of December 31, 2012, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K, filed by the Company on February 19, 2013, Commission File Number 000-54799.

4.6
Second Amendment to Stockholders' Agreement, dated as of January 18, 2013, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K, filed by the Company on February 19, 2013, Commission File Number 000-54799.

Exhibit Number	Description
4.7
Third Amendment to Stockholders' Agreement, dated as of March 27, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed by the Company on April 29, 2015, Commission File Number 000-54799.

4.8
Fourth Amendment to Stockholders' Agreement, dated as of December 29, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10 filed with Amendment No. 4 to the Statement on Schedule 13D, filed by the Reporting Persons named therein on February 16, 2016, Commission File Number 005-87003.

4.9
Fifth Amendment to Stockholders' Agreement, dated as of December 2, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 11 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.10
Sixth Amendment to Stockholders' Agreement, dated as of December 22, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 12 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.11
Seventh Amendment to Stockholders' Agreement, dated as of February 6, 2017, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed by the Company on May 2, 2017, Commission File Number 000-54799.

4.12
Eighth Amendment to Stockholders' Agreement, dated as of October 30, 2018, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed by the Company on February 26, 2019, Commission File Number 000-54799.

4.13
Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan is incorporated by reference to Exhibit 10.69 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, dated September 13, 2012, Commission File Number 333-182388.

5.1	Opinion of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant.
10.1	Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (As Amended and Restated Effective May 17, 2019).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney of Alfred M. Rankin, Jr.
24.2	Power of Attorney of Kenneth C. Schilling
24.3	Power of attorney for James B. Bemowski.
24.4	Power of attorney for John C. Butler Jr.
24.5	Power of attorney for Carolyn Corvi.
24.6	Power of attorney for John P. Jumper.
24.7	Power of attorney for Dennis W. LaBarre.
24.8	Power of attorney for H. Vincent Poor.
24.9	Power of attorney for Claiborne R. Rankin.
24.10	Power of attorney for Britton T. Taplin.
24.11	Power of attorney for Eugene Wong.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on this 31st day of May, 2019.

HYSTER-YALE MATERIALS HANDLING, INC.

By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Chairman, President and Chief Executive Officer (principal executive officer), Director	May 31, 2019
Alfred M. Rankin, Jr.

*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 31, 2019
Kenneth C. Schilling

*	Director	May 31, 2019
James B. Bemowski

*	Director	May 31, 2019
J.C. Butler, Jr.

*	Director	May 31, 2019
Carolyn Corvi

*	Director	May 31, 2019
John P. Jumper

*	Director	May 31, 2019
Dennis W. LaBarre

*	Director	May 31, 2019
H. Vincent Poor

*	Director	May 31, 2019
Claiborne R. Rankin

*	Director	May 31, 2019
Britton T. Taplin

*	Director	May 31, 2019
Eugene Wong

* The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the Commission herewith, by signing her name hereto, does hereby sign and deliver this Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary